Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Erasca, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share

	Equity	Preferred Stock, $0.0001 par value per share

	Debt	Debt Securities

	Other	Warrants

	Other	Units

	Unallocated (Universal) Shelf		457(o)	(1)(2)	(4)	$500,000,000	$92.70 per $1,000,000	$46,350

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$500,000,000		$46,350

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$46,350

(1)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices, and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(2)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $500,000,000 (the “Maximum Offering Price”).

(4)	Estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Amount is based upon the Maximum Offering Price.

1